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                                                                   Exhibit 3.106


                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                          OPRYLAND HOTEL NASHVILLE, LLC

         WHEREAS, prior to the execution of this Amended and Restated Limited Liability Company Agreement (the "Agreement"), Opryland Hotel Nashville, LLC, a Delaware limited liability company (the "Company") has been governed by that certain Amended and Restated Limited Liability Company Agreement, dated March 27, 2001 (the "Old LLC Agreement");

         WHEREAS, pursuant to Sections 11 and 30 of the Old LLC Agreement, upon repayment of the Obligations (as such term is defined in the Old LLC Agreement), the Sole Member of the Company has the power and authority to amend the Old LLC Agreement and remove the Independent Manager (as such term is defined in the Old LLC Agreement); and

         WHEREAS, the Obligations have been repaid by the Company.

         NOW, THEREFORE, the Independent Manager is hereby removed and the limited liability company agreement of the Company is hereby amended and restated as follows:

         THE UNDERSIGNED is executing this Agreement for the purpose of continuing a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101 et seq. and
Section 18-214 (the "Delaware Act"), effective upon repayment of the Obligations, and does hereby certify as follows:

         1. NAME; FORMATION. The name of the Company is "Opryland Hotel Nashville, LLC", or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by any Member (each of which is hereby authorized to take such action) or any other authorized person of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act.

         2. DEFINITIONS; RULES OF CONSTRUCTION. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

                  "Capital Contribution" means, with respect to any Member, the amount and/or agreed value of money or property deemed contributed by such Member to the Company in accordance with Section 8 hereof.

                  "Interest" means the ownership interest of a Member in the
              Company (which shall be considered personal property for all purposes), consisting of (i) such Member's Percentage Interest in profits, losses, allocations and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the


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              Delaware Act and (iii) such Member's other rights and
              privileges as herein provided.

                  "Majority in Interest of the Members" means Members whose
              Percentage Interests aggregate to greater than fifty percent of the Percentage Interests of all Members.

                  "Members" means the initial Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a "Member" means any one of the Members.

                  "Percentage Interest" means a Member's share of the profits and losses of the Company and the Member's percentage right to receive distributions of the Company's assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member's name on Schedule I hereto, as such Schedule shall be amended from time to time in accordance with the provisions hereof. The combined Percentage Interest of all Members shall at all times equal 100%.

         Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

         3. PURPOSE. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities may be determined by the Members from time to time.

         4. OFFICES.

                  (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

                  (b) The registered office of the Company in the State of Delaware is located at c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

         5. MEMBERS. The name and business or residence address of each Member of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time.

         6. TERM. The Company shall continue until dissolved and terminated in accordance with Section 14 of this Agreement.


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         7. MANAGEMENT OF THE COMPANY.

                  (a) The duties and powers of the Members may be exercised by a Majority in Interest of the Members (or by any Member acting pursuant to authority expressly delegated by a Majority in Interest of the Members). No person shall have authority to act for or bind the Company except with the written authorization of the Company, such authorization to be approved by a Majority in Interest of the Members.

                  (b) The Members shall have the right to manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Members may appoint, employ or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Members may delegate to any such person (who may be designated an officer of the Company) or entity such authority to act on behalf of the Company as the Members may from time to time deem appropriate.

                  (c) Any Member, when expressly authorized by a Majority in Interest of the Members, may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of correction of, or certificates of amendment to, the Company's certificate of formation, one or more restated or amended and restated certificates of formation and any other certificate or filings provided for in the Delaware Act.

         8. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; ADMINISTRATIVE MATTERS.

                  (a) The Members have contributed to the Company the cash or property set forth in the Company's records. The Members may make additional contributions of cash (or promissory obligations), property or services as agreed to by a Majority in Interest of the Members from time to time. Except as otherwise agreed by all Members, the Members shall have no obligation to make any further capital contributions to the Company. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by a Majority in Interest of the Members, at the time of each such admission.

                  (b) At any time that the Company has more than one Member, it is the intention of the Members that the Company shall be taxed as a "partnership" for federal, state, local and foreign income tax purposes, and the following provisions shall apply:

                           (i) A single, separate capital account shall be
                  maintained for each Member. Each Member's capital account shall be credited with the amount of money and the fair market value of property (net of any liabilities secured by such contributed property that the Company assumes or takes subject
                  to) contributed by that Member to the Company; the amount of any Company liabilities assumed by such Member (other than in connection with a distribution of Company property), and such Member's distributive share of Company profits (including


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                  tax exempt income). Each Member's capital account shall be debited with the amount of money and the fair market value of property (net of any liabilities that such Member assumes or takes subject to) distributed to such Member; the amount of any liabilities of such Member assumed by the Company (other than in connection with a contribution); and such Member's distributive share of Company losses (including items that may be neither deducted nor capitalized for federal income tax purposes).

                           (ii) Notwithstanding any provision of this Agreement
                  to the contrary, each Member's capital account shall be maintained and adjusted in accordance with the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and the regulations thereunder (the "Regulations"), including, without limitation, (x) the adjustments permitted or required by Internal Revenue Code Sections 704(b) and, to the extent applicable, the principles expressed in Internal Revenue Code Section 704(c) and (y) adjustments required to maintain capital accounts in accordance with the "substantial economic effect test" set forth in the Regulations under Internal Revenue Code Section 704(b).

                           (iii) Any Member, including any substitute Member,
                  who shall receive an Interest (or whose Interest shall be increased) by means of a transfer to him of all or a part of the Interest of another Member, shall have a capital account that reflects the capital account associated with the transferred Interest (or the applicable percentage thereof in case of a transfer of a part of an Interest).

                           (iv) The fiscal year of the Company shall be a
                  calendar year. The books and records of the Company shall be maintained in accordance with generally accepted accounting principles and Section 704(b) of the Internal Revenue Code and the Regulations.

                           (v) All items of Company income, gain, loss,
                  deduction, credit or the like shall be allocated among the Members in accordance with their respective Percentage Interests as set forth in Schedule I.

                  (c) At any time that the Company has only one Member, it is the intention of the Member that the Company shall be disregarded for federal, state, local and foreign income tax purposes and that all items of income, gain, loss, deduction, credit or the like of the Company shall be treated as items of income, gain, loss, deduction, credit or the like of the Member.

         9. ASSIGNMENTS OF COMPANY INTEREST. The Members shall amend Schedule I hereto from time to time to reflect transfers of Interests.

         10. RESIGNATION. No Member shall have the right to resign from the Company except with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon between such other Members and the resigning Member. The provisions hereof with respect to distributions upon resignation are exclusive, and no Member


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shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise.

         11. ADDITIONAL MEMBERS. The Members, acting by a Majority in Interest of the Members, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by a Majority in Interest of the Members; and in connection with any such admission, the Members shall amend Schedule I hereof to reflect the name and address of the additional Member and any agreed upon changes in Percentage Interests; provided, that without the consent of a Member, such Member's Percentage Interest in the Company shall not be reduced as a result of the admission of a new Member.

         12. DISTRIBUTIONS. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members acting by a Majority in Interest of the Members may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with their respective Percentage Interests.

         13. RETURN OF CAPITAL. No Member shall have any liability for the return of any Member's Capital Contribution, which Capital Contribution shall be payable solely from the assets of the Company.

         14. DISSOLUTION. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  (a) The determination by a Majority in Interest of all Members to dissolve the Company; or

                  (b) An event causing a dissolution of the Company under
         Section 18-801(a)(4) or (5) of the Delaware Act.

         15. LIMITATION ON LIABILITY. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

         16. STANDARD OF CARE; INDEMNIFICATION OF MEMBERS, OFFICERS, EMPLOYEES AND AGENTS.

                  (a) No Member shall have any personal liability whatsoever to the Company or any other Member on account of such Member's status as a Member or by reason of such Member's acts or omissions in connection with the conduct of the business of the Company; provided, however, that nothing contained herein shall protect any Member against any liability to the Company or the Members to which such Member would otherwise be subject by reason of (i) any act or omission of such Member that involves actual fraud, willful misconduct, gross negligence, or an action taken by a Member without a reasonable basis for belief by such Member that such action had been authorized by the Company or (ii) any transaction from which such Member derived improper personal benefit.


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                  (b) The Company shall indemnify and hold harmless each Member, the affiliates of any Member and each officer (each an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that such Indemnified Person may at any time become subject to or liable for by reason of the formation, operation or termination of the Company, or the Indemnified Person's acting as a Member under this Agreement, or the authorized actions of such Indemnified Person in connection with the conduct of the affairs of the Company; provided, however, that no Indemnified Person shall be entitled to indemnification if and to the extent that the liability otherwise to be indemnified for results from (i) any act or omission of such Indemnified Person that involves actual fraud, willful misconduct, gross negligence or an action taken by a Member or officer without a reasonable basis for belief by such Member or officer that such action had been authorized by the Company or (ii) any transaction from which such Indemnified Person derived improper personal benefit. The indemnities provided hereunder shall survive termination of the Company and this Agreement. Each Indemnified Person shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members. Costs and expenses that are subject to indemnification hereunder shall, at the request of any Indemnified Person, be advanced by the Company to or on behalf of such Indemnified Person prior to final resolution of a matter, so long as such Indemnified Person shall have provided the Company with a written undertaking to reimburse the Company for all amounts so advanced if it is ultimately determined that the Indemnified Person is not entitled to indemnification hereunder.

                  (c) The contract rights to indemnification and to the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of the Members or otherwise.

                  (d) The Company may maintain insurance, at its expense, to protect itself and any Member, officer, employee or agent of the Company or another limited liability company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Act.

                  (e) The Company may, to the extent authorized from time to time by the Members, grant rights to indemnification and to advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this Section 16 with respect to the indemnification and advancement of expenses of Members of the Company.

         17. AMENDMENTS. This Agreement may be amended only upon the written consent of all Members.



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         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         19. MEETINGS. The Members will use their reasonable efforts to meet at least one time each year to discuss Company business.


         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of March 31, 2005.

                                         GAYLORD ENTERTAINMENT COMPANY,
                                         SOLE MEMBER:


                                         By:     /s/ Carter R. Todd
                                                 ------------------
                                         Name:   Carter R. Todd
                                         Title:  Secretary





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                                   SCHEDULE I


          Name and Address                              Percentage Interest
---------------------------------------             ----------------------------
Gaylord Entertainment Company                                  100%
One Gaylord Drive
Nashville, Tennessee 37214














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